UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No .          )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

XWELL, Inc.
(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 13, 2024, XWELL, Inc. issued the below press release:

XWELL Comments on CPC’s Withdrawal of Threatened Proxy Fight and Related Lawsuit

NEW YORK, August 13, 2024 -- XWELL, Inc. (Nasdaq: XWEL) (“XWELL” or the “Company”), an authority in wellness solutions for people on the go, today issued the following statement in response to CPC Pain & Wellness SPV, LLC’s (“CPC”) decision to withdraw its threatened proxy fight and related lawsuit against XWELL, in connection with the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”).

Bruce Bernstein, Chairman of the Board stated, “We are pleased that CPC decided to withdraw its threatened proxy fight and lawsuit against XWELL related to our 2024 Annual Meeting. Looking ahead, we are fully focused on delivering on our strategic plan to drive durable, long-term value creation for stockholders. We are appreciative of the constructive engagement we’ve had with stockholders to-date and look forward to continued engagement with them leading up to XWELL’s 2024 Annual Meeting.”

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products, with 33 locations in 16 airports globally.
•	Naples Wax Center is a group of upscale skin care boutiques, with three locations currently operating.
•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio surveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.
•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Contacts

Longacre Square Partners

Jessica McDougall / Christina Spellman, (646) 386-0091

XWELL@longacresquare.com

Forward Looking Statements

This press release may contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” "future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other SEC filings (which reports were filed under the Company’s former name, XpresSpa Group, Inc., prior to its previously announced name change effective October 25, 2022). All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Important Additional Information

The Company intends to file a definitive proxy statement and a WHITE Proxy Card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2024 Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2024 ANNUAL MEETING. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.xwell.com/sec-filings.

Participant Information

The Company, its directors and certain of its executive officers are “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Compensation” and “Director Compensation” in the Company’s preliminary proxy statement, filed on August 2, 2024 (the “Preliminary Proxy Statement”), commencing on pages 23 and 25, respectively, and available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Preliminary Proxy Statement on page 31 and available here. If any filings are made by the Company with the SEC on Forms 3, 4, and 5 with respect to the participants’ holdings of the Company’s securities, the Company will provide updates and such filings will be available on the Company’s website at https://www.xwell.com/sec-filings or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the Company’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC.